UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 2, 2004, WGL Holdings, Inc. (the Company) released summary financial information to the general public, including the investment community, regarding the Company’s operating performance for the three, nine and twelve months ended June 30, 2004. A copy of the Company’s earnings news release and summary financial information is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are provided under Item 12 on Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Exhibits

99.1 Earnings News Release issued August 2, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date August 3, 2004	/s/ Mark P. O’Flynn
Mark P. O’Flynn Controller (Principal Accounting Officer)